Exhibit 6.66

NEW MEXICO ASSOCIATION OF REALTORS® — 2025
PURCHASE AGREEMENT – RESIDENTIAL RESALE

PART I – DUTIES DISCLOSURE

Per New Mexico law, Brokers are required to perform a specific set of applicable Broker Duties. Prior to the time the Broker generates or presents any written document that have the potential to become an express written agreement, they must disclose such duties and obtain written acknowledgement that the Broker has made such disclosures.

SECTION A: **All Brokers in this transaction owe the following Broker duties to *ALL* buyers and sellers in this transaction, even if the Broker is not representing the buyer or the seller in the transaction:**

1. Honesty and reasonable care and ethical and professional conduct;
2. Compliance with local, state, and federal fair housing and anti-discrimination laws, the New Mexico Real Estate License Law and the Real Estate Commission rules and other applicable local, state, and federal laws and regulations;
3. Performance of any and all written agreements made with the prospective buyer, seller, landlord (owner) or tenant;
4. Written disclosure of any potential conflict of interest that the Broker has in the transaction, including, but not limited to;
   - **A.** Any written Brokerage relationship the Broker has with any other parties to the transaction or;
   - **B.** Any material interest/relationship of a business, personal or family nature that the Broker has in the transaction; or
   - **C.** Any written agreement the Broker has with a Transaction Coordinator who will be providing services related to the transaction.
5. Written disclosure of any adverse material facts actually known by the Broker about the property or the transaction, or about the financial ability of the parties to the transaction to complete the transaction; adverse material facts requiring disclosure do not include any information covered by federal fair housing laws or the New Mexico Human Rights Act.

SECTION B: **In addition to the above duties, Broker(s) owes the following Broker Duties to the buyer(s) and/or seller(s) in this transaction to whom the Broker(s) is/are directly providing real estate services, regardless of the scope and nature of those services.**

1. Unless otherwise agreed to in writing by the party, assistance to the party in completing the transaction including:
   - **A.** Timely presentation of and response to all written offers or counteroffers; and
   - **B.** Active participation in assisting in complying with the terms and conditions of the contract and with the finalization of the transaction;

   If the Broker in the transaction is not providing the service, advice or assistance described in Para. 1 (A) or 1 (B) of this Subsection, the party must agree in writing that the Broker is not expected to provide such service, advice or assistance. The Broker shall disclose the existence of such agreement in writing to the other Brokers involved in the transaction.
2. Acknowledgement by the Broker that there may be matters related to the transaction that are outside the Broker's knowledge or expertise and that the Broker will suggest that the party seek expert advice on these matters;
3. Advice to consult with an attorney regarding the effectiveness, validity or consequences of any written document generated by the Brokerage or presented to the party and that has the potential to become an express written agreement;
4. Prompt accounting for all money or property received by the Broker;
5. Maintenance of any confidential information learned in the course of any prior agency relationship unless the disclosure is with the former principal's written consent or is required by law;
6. Written disclosure of Brokerage relationship options available in New Mexico:
   - **A. Exclusive agency:** an express written agreement between a person and a Brokerage wherein the Brokerage agrees to exclusively represent as an agent the interests of the person in real estate transaction;
   - **B. Dual agency**: an express written agreement that modifies existing exclusive agency agreements to provide that the Brokerage agrees to act as a facilitator in the real estate transaction rather than as an exclusive agent for either party;
   - **C. Transaction Broker:** the non-fiduciary relationship created by law, wherein a Brokerage provides real estate services without entering an agency relationship.
7. Unless otherwise authorized in writing, a Broker who is directly providing real estate services to a seller shall not disclose the following to the buyer in a transaction:
   - **A.** That the seller has previously indicated they will accept a sales price less than the asking or listed price;
   - **B.** That the seller will agree to financing terms other than those offered;
   - **C.** The seller's motivations for selling/leasing; or
   - **D.** Any other information the seller has requested in writing remain confidential, unless disclosure is required by law;
8. Unless otherwise authorized in writing, a Broker who is directly providing real estate service to a buyer shall not disclose the following to the seller in the transaction:
   - **A.** That the buyer has previously indicated they will pay a price greater than the price submitted in a written offer;
   - **B.** The buyer's motivation for buying; or
   - **C.** Any other information the buyer has requested in writing remain confidential unless disclosure is required by law.

BUYER(S) AND SELLER(S): PLEASE ACKNOWLEDGE RECEIPT BY INITIALING BELOW

NEW MEXICO ASSOCIATION OF REALTORS® — 2025
PURCHASE AGREEMENT – RESIDENTIAL RESALE

PART II – OTHER REQUIRED DISCLOSURES

Broker shall update these and all other required disclosures as needed.

BUYER'S BROKER DISCLOSURES:

1. **Brokerage Relationship**. Bradley Borsos ("Buyer's Broker") is working with the Buyer as a:
   - ☐ Transaction Broker with a written Buyer Brokerage Agreement.
   - ✔ Agent with a written Buyer Brokerage Agreement with Agency Addendum.
   - ☐ Transaction Broker without a written Buyer Brokerage Agreement, but with a Compensation Agreement.
2. **In-House Transaction: Buyer and Seller's Consent to Dual Representation, NO Dual Agency created.**
   - ☐ Brokerage is representing both Buyer and Seller.
   - ☐ Buyer's Broker is licensed under the same Qualifying Broker as Seller's Broker.
   - ☐ Buyer's Broker is also Seller's Broker for the property in this Transaction. Broker has a written listing agreement with Seller as a ☐ Transaction Broker ☐ Agent. **Unless otherwise stated in another agreement between Buyer's Broker and Buyer, Buyer understands that they are NOT OBLIGATED to consent to this dual representation and that they may obtain their own broker to represent them in this transaction.**

   BUYER <u>CONSENTS</u> TO BUYER'S BROKER ALSO REPRESENTING THE SELLER IN THIS TRANSACTION ☐ YES or ✔ NO **Buyer's initials** JT / ________.
3. ☐ **Dual Agency:** Brokerage is representing both Buyer and Seller by means of written agency agreements with each of them and Designated Agency has ***<u>not</u>*** been chosen by the Qualifying Broker; Designated Agency is a policy that discloses to a client that the Broker representing him/her as an agent is the client's only representative in the Brokerage. When Designated Agency is *not* chosen, Dual Agency is created. Prior to writing or presenting this offer, Broker must obtain written consent from the parties to act as a Dual Agent (NMAR Form 1301 - Agency Agreement – Dual).
4. **Additional Disclosures:** If applicable, check box below.
   - ☐ Buyer's Broker has an **OWNERSHIP INTEREST IN PROPERTY** ________________________________
   - ☐ Buyer's Broker has a **CONFLICT OF INTEREST** or **MATERIAL INTEREST** (business, personal or family) ________________________________ [1]
   - ☐ Buyer's Broker knows of **ADVERSE MATERIAL FACTS** about the Property and/or Transaction ________________________________ [1]
   - ☐ Buyer's Broker has engaged a **TRANSACTION COORDINATOR:**________________________________.

SELLER'S BROKER DISCLOSURES:

1. **Brokerage Relationship**. ________________________________ ("Seller's Broker") is working with the Seller as a:
   - ☐ Transaction Broker with a written Listing Agreement.
   - ☐ Agent with a written Listing Agreement with Agency Addendum.
   - ☐ Transaction Broker without a written Listing Agreement, but with a Compensation Agreement.
2. **Additional Disclosures:** If applicable, check box below.
   - ☐ Seller's Broker has an **OWNERSHIP INTEREST IN PROPERTY**
   - ☐ Seller's Broker has a **CONFLICT OF INTEREST or MATERIAL INTEREST** (business, personal or family) ________________________________ [1]
   - ☐ Seller's Broker knows of **ADVERSE MATERIAL FACTS** about the Property and/or Transaction ________________________________ [1]
   - ☐ Seller's Broker has engaged a **TRANSACTION COORDINATOR**:________________________________.

[1] If more space is needed, attach NMAR Form 2100 – Broker Duties Supplemental Disclosure or other disclosure.

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS® — 2025
PURCHASE AGREEMENT – RESIDENTIAL RESALE

EQUAL HOUSING OPPORTUNITY

TRANSACTION COORDINATORS are licensed Brokers who have been engaged by the Broker as indicated above to assist the Broker in the processing of the transaction, which may include gathering information and paperwork, overseeing, and organizing contractual deadlines, communicating, and coordinating with lenders, title companies, inspectors, other Brokers, and the parties to the contract to facilitate the Closing of the transaction, and assembling the final transaction file for Closing. **TCs OWE BROKER DUTIES AS SET FORTH ON COVER PAGE 1. ATTN TCs: USE NMAR FORM 2100 TO MAKE ANY DISCLOSURES REQUIRED BY BROKER DUTIES.**

☐ Buyer is a New Mexico Real Estate Broker
☐ Buyer is a party to another Buyer-Broker Agreement
☐ Seller is a New Mexico Real Estate Broker

BUYER(S)

Jeff Talbert on behalf of Arrived Fund Manager LLC and/or Assigns

Buyer Signature | Printed Name | Date | Time

Oct 29 2025 15:39 EDT

Buyer Signature | Printed Name | Date | Time

SELLER(S)

AuthentiSIGN Henry Hernandez | Henry Hernandez | 11/01/25 | 4:50 PM

Seller Signature | Printed Name | Date | Time

Seller Signature | Printed Name | Date | Time

THE FOLLOWING IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY. BROKERS ARE NOT PARTIES TO THIS PURCHASE AGREEMENT.

BUYER'S BROKER(S)

Bradley Borsos | REC-2025-0144 | [redacted]

Buyer's Brokerage Firm | Buyer's Broker's Qualifying Broker's Name and NMREC License No. | Buyer's Broker's Email Address

Bradley Borsos | Trowbridge Realty Corporation DBA Marketplace Homes

Buyer's Broker Name | Buyer's Broker's Team Name | Office Phone | Buyer's Broker's Cell Phone

1380 E Jefferson Ave Detroit, Michigan 48207

Buyer's Brokerage Address | City | State | Zip Code

Broker ✔s ☐is not a REALTOR®

Buyer's Brokerage Firm | Buyer's Broker's Qualifying Broker's Name and NMREC License No. | Buyer's Broker's Email Address

Buyer's Broker Name | Buyer's Broker's Team Name | Office Phone | Buyer's Broker's Cell Phone

Buyer's Brokerage Address | City | State | Zip Code

Broker ☐is ☐is not a REALTOR®

SELLER'S BROKER(S)

Seller's Brokerage Firm | Seller's Broker's Qualifying Broker's Name and NMREC License No. | Seller's Broker's Email Address

Seller's Broker Name | Seller's Broker's Team Name | Office Phone | Seller's Broker's Cell Phone

Seller's Brokerage Address | City | State | Zip Code

Broker ☐is ☐is not a REALTOR®

Seller's Brokerage Firm | Seller's Broker's Qualifying Broker's Name and NMREC License No. | Seller's Broker's Email Address

Seller's Broker Name | Seller's Broker's Team Name | Office Phone | Seller's Broker's Cell Phone

Seller's Brokerage Address | City | State | Zip Code

Broker ☐is ☐is not a REALTOR®

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS® — 2025 PURCHASE AGREEMENT – RESIDENTIAL RESALE

EQUAL HOUSING OPPORTUNITY

1. **PARTIES AND AGREEMENT**
Buyer: Arrived Fund Manager LLC, and/or Assigns ______ agrees to buy from
Seller: ______ and
Seller agrees to sell and convey to Buyer, in accordance with terms of this Purchase Agreement ("Agreement") the Property described herein with Settlement/Signing date of Oct 29 2025 15:39 EDT.
☐ **Sole and Separate. (Check if Applicable):** If Buyer or Seller is married, and a Sole and Separate Agreement is required by the title company and/or lender, the applicable party(ies) shall deliver or cause to be delivered a Sole and Separate Agreement to the Title Company identified herein within _____days of Date from Acceptance.

2. **PURCHASE PRICE**. (Sum of A and B) $ 335,000
   A. **APPROXIMATE CASH DOWN PAYMENT OR CASH DUE AT CLOSING** ☐ to be determined by lender and/or Buyer **OR** $ ______
   B. **AMOUNT OF LOAN(S)** ☐ to be determined by lender and/or Buyer **OR** $ ______

3. **OFF MARKET.** Unless otherwise agreed to in writing, as of the Date of Acceptance, Seller shall take the Property off the market until termination of this Agreement or default by Buyer which is not waived by Seller, whichever occurs first ("Off Market"). While Off Market, Seller shall not accept any other offer to sell the Property, **except a Back-Up Offer**. Notwithstanding the foregoing, if the Property was marketed through the MLS, the listing is subject to MLS Rules.

4. **TIME OFF MARKET ("TOM") FEE.** This paragraph to be used **ONLY IF** Buyer **will be compensating** Seller for taking the Property Off Market. In the event of Closing, the TOM fee SHALL NOT be refunded to Buyer or applied to Purchase Price, down payment, and/or Closing Costs. As compensation, Buyer shall deliver to Seller $ 0.00 in the form of ☐ Check ☐ Cash ☐ Other Nothing Noted, no later than N/A **days** from Date of Acceptance. In the event of termination of this Agreement, Seller shall retain the entirety of the TOM Fee. Buyer's failure to timely deliver the TOM Fee shall be considered a default of this Agreement. NMAR Form 2104(A) – Time-Off-Market Fee/Earnest Money Information Sheet and NMAR Form 2104(B) - Receipt for Time Off Market.

5. **EARNEST MONEY**. Buyer shall deliver $ 3,350.00 Earnest Money in the form of ☐ Check ☐ Cash ☐ Note ✔ Wire Transfer of Funds ☐ Other ______ to the Title Company identified herein no later than 3 **days** from ☐ **Date of Acceptance** OR ✔ **if Buyer has no objections to inspections, the Objection Deadline in Para. 22 or if Buyer has objections to inspections, the date the parties reach Resolution** OR ☐ **OTHER** ______. Earnest Money shall be applied to the Purchase Price, down payment, and/or Closing Costs upon the Funding Date. If the lender prohibits the credit of any portion of the Earnest Money towards the Purchase Price, down payment and/or Closing Costs, the Earnest Money or applicable portion thereof shall be refunded to Buyer after Closing. Buyer's failure to timely deliver the Earnest Money shall be considered a default of this Agreement.

⚠ **BUYER WARRANTS THEY HAVE VIEWED THE PROPERTY AS FOLLOWS:**
☐ **IN PERSON**
☐ **REMOTELY VIA A VIDEO AND AUDIO CALL WHILE BROKER OR OTHER THIRD PARTY VIEWS THE PROPERTY IN-PERSON. NMAR Form 1505 – Remote Viewing and Sight Unseen**
✔ **BY REVIEWING A RECORDED VIDEO(S) AND/OR PHOTOGRAPH(S). NMAR Form 1505**

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS® — 2025 PURCHASE AGREEMENT – RESIDENTIAL RESALE

EQUAL HOUSING OPPORTUNITY

6. PROPERTY.

A. DESCRIPTION.

9808 Farinosa Ave SW, Albuquerque, NM 87121

Address (Street, City, State, Zip Code)

Seller to provide proof of legal description within 5 days of offer acceptance.

Legal Description

or see metes and bounds or other legal description attached as Exhibit ______, ____________________County(ies), New Mexico. An incomplete or inaccurate legal description of the Property shall not render this Agreement invalid; the legal description shall be completed or corrected to meet the requirements of the Title Company issuing the title policy. **New Mexico Gross Receipts Tax (GRT) Location Code:** __________(To be completed by Broker).

B. TYPE: ✔ Site built ☐ Manufactured housing ☐ Modular ☐ Off-site built ☐ Other: ______________________________ ________________________________. NMAR Form 2305 – Information Sheet - Manufactured Housing.

C. OTHER RIGHTS. Seller shall convey to Buyer all existing wind, solar, water and mineral rights ("Other Rights") appurtenant to the Property. Seller makes NO warranties as to the existence of Other Rights. **TO SELLER:** If Seller is retaining any/all Other Rights, Seller should NOT sign this offer and should consult qualified legal counsel. **TO BUYER:** Other Rights previously severed from the Property and owned by third persons would not convey to Buyer by way of this Agreement. Buyer should consult qualified legal counsel to determine what Other Rights, IF ANY, Buyer is acquiring, to understand how non-conveyance of Other Rights may affect Buyer, and to ensure Other Rights that will convey are properly transferred at Closing.

D. FIXTURES, APPLIANCES AND PERSONAL PROPERTY. Items not otherwise addressed below are governed by the definitions of "Fixture" and "Personal Property" in the Definitions Paragraph.

i. FIXTURES. Unless otherwise excluded herein, the Property shall include all Fixtures, free of all liens, including, but not limited to, the below Fixtures **if such Fixtures exist on the Property at the time Buyer submits his offer.**

- Attached fireplace grate(s) & screen(s)
- Attached floor covering(s)
- Attached mirror(s)
- Attached outdoor lighting & fountain(s)
- Attached pot rack(s)
- Attached window covering(s) & rod(s) (**NOT** including curtains, unless otherwise indicated below)
- Awning(s)
- Built in/attached speaker(s) & subwoofer(s)
- Built-in Murphy bed(s) **(INCLUDING** mattress)
- Ceiling fan(s)
- Central vacuum, to include all hoses & attachments
- Dishwasher(s)
- Fire Alarm(s) (if owned by Seller)
- Garbage disposal(s)
- Garage door opener(s)
- Heating system(s)
- Landscaping
- Light fixture(s)
- Mailbox(es)
- Outdoor plant(s) & tree(s) (other than those in moveable containers)
- Oven(s)
- Pellet, wood-burning or gas stove(s)
- Range(s)
- Security Systems(s) – ALL components (if owned by Seller)
- Smoke Alarm(s) (if owned by Seller)
- Solar Power System(s)/Panels **(If leased by Seller, lien may exist)**
- Sprinkler(s)/irrigation equipment
- Storm window(s) & door(s)
- TV antenna(s) & satellite dish(es)
- TV Wall Mounts (**NOT** including TVs, unless otherwise indicated below)
- Ventilating & air conditioning system(s)
- Water conditioning/filtration /water softener/purification system(s) (if owned by Seller)
- Window/door screen(s)

ii. EXCLUSIONS. The following items are excluded from the sale: ____ ____

iii. PERSONAL PROPERTY. The following existing Personal Property, if checked, shall remain with the Property, shall be the actual Personal Property that is present as of the date Buyer submits his offer, shall not be considered part of the premises and shall be transferred with no monetary value, free and clear of all liens and encumbrances. **PERSONAL PROPERTY LISTED IN THE MULTIPLE LISTING SERVICE ("MLS") LISTING IS NOT INCLUDED IN THIS PURCHASE AGREEMENT UNLESS INCLUDED BELOW.**

BUYER(S) JT SELLER(S) HH

NEW MEXICO ASSOCIATION OF REALTORS® — 2025 PURCHASE AGREEMENT – RESIDENTIAL RESALE

- ☐ Unattached window covering(s)
- ☐ Audio component(s)
- ☐ Video component(s)
- ✔ Decorative mirror(s) above bath vanities
- ✔ Dryer(s)
- ✔ Washer(s)
- ✔ Freezer(s)
- ☐ Microwave(s)
- ☐ TV(s)
- ✔ Freestanding Range(s)
- ✔ Kitchen Refrigerator(s)
- ✔ Other Refrigerator(s)
- ✔ Garage door remote(s) #______ **NOTE: If the number of garage door opener remote(s) is left blank, Seller's obligation shall be no more than one working remote.**
- ☐ Storage Shed(s)
- ☐ OTHER______________________ ____________________________
- ☐ Satellite receiver(s) with access cards (if owned by Seller and if transferable)
- ☐ Unattached fireplace grate(s)
- ☐ Unattached fireplace screen(s)
- ☐ Unattached outdoor fountain(s) & equipment
- ☐ Unattached outdoor lighting
- ☐ Hot Tub(s)
- ☐ Pool & spa equipment including any mechanical or other cleaning system(s)

If the property contains more than one of an item checked, ALL of those items present at the time of Buyer's offer shall remain unless otherwise excluded.

7. BUYER'S BROKERAGE COMPENSATION.

⚠ ATTENTION SELLER ⚠

As to this Paragraph/term of this Agreement, the Buyer's Brokerage identified on Cover Page 3 is an intended third-party beneficiary, which means that Seller shall be directly liable to Buyer's Brokerage under this Paragraph. The amount of compensation paid by a consumer to a Brokerage is fully negotiable and is NOT dictated by MLS rules, the local, state or National Association of Realtors® or local, state or national law.

If the Property is sold to Buyer identified in Para. 1 of this Agreement, Seller agrees pay the following, plus applicable GRT, to the Buyer's Brokerage as compensation upon Closing and Funding of the transaction. If Seller has already entered into a compensation agreement with the Buyer's Brokerage (NMAR Form 4660 or its equivalent), then any compensation Seller has agreed to pay in this Paragraph is **in addition to** the compensation that Seller has agreed to pay in Form 4660 or its equivalent.

✔ __3.0__% **of purchase price of property OR ☐Flat Fee: $ ________ OR ☐Other:_______________**

IMPORTANT NOTE TO BUYER AND BUYER'S BROKERAGE: Buyer's Brokerage cannot receive from one source or multiple sources (Listing Brokerage, Seller and/or Buyer) more than the Brokerage Compensation set forth in the Buyer Brokerage Agreement.

8. CASH, LOAN OR SELLER FINANCING.

⚠ ATTENTION BUYER ⚠

Buyer shall not change any of the following without Seller's approval: 1) the means of payment (cash, loan or seller financing); 2) the lender identified in the Pre-Qualification Letter; or 3) the loan-program type identified in the Pre-Qualification Letter. Seller's approval SHALL NOT BE unreasonably withheld. Upon Seller's approval, the parties shall execute an addendum to this Agreement that sets forth the change and addresses the disposition of Earnest Money should Buyer be unable to close as a result of the change in payment type, lender or loan program. If Earnest Money disposition is not addressed in the addendum, the Earnest Money shall be refunded to Buyer in all circumstances except the following: Buyer changed to a loan and did not provide a Rejection Letter in accordance with this paragraph.

A. ✔ **CASH PURCHASE -** Buyer shall purchase the subject Property for Cash and certifies that funds are:

☐ Readily available

☐ Contingent on the Closing of a cash-out refinance ("Cash-Out Refinance Contingency"). The Cash-Out Refinance Contingency must be satisfied or waived no later than ("Refinancing Deadline"). _______________
If the Cash-Out Refinancing has not been satisfied or waived by the Refinancing Deadline, this Agreement shall terminate and the Earnest Money, if delivered, shall be refunded to Buyer.

☐ Other ____

No later than 3________ **days** after the Date of Acceptance, Buyer shall provide Seller with verification of funds and proof satisfactory to Seller that Buyer has in Buyer's possession or control, the funds necessary to complete the transaction. Failure of Buyer to timely deliver proof of funds shall be considered a default of this Agreement. In the event of Buyer's default, Earnest Money, if delivered, ☐ shall ☐ shall not be refunded to Buyer.

B. ☐ **LOANS**. This Agreement is contingent upon Buyer's ability to obtain a loan(s) on or before the Settlement/Signing Date in the amount stated above in Para. 2(B) of the following type: ☐ Conventional ☐ FHA ☐ VA ☐ NMMFA ☐ Other: ___________________

i. Buyer ☐ has made written application for a loan, or ☐ shall make written application for a loan no later than ______ **days** from the Date of Acceptance.

ii. Buyer shall provide Seller with a Pre-Qualification Letter from a lender no later than _____**days** from the Date of Acceptance. **PRE-QUALIFICATION LETTER MUST STIPULATE THE FOLLOWING:**

- **a.** That a written loan application has been made;
- **b.** That a credit report has been obtained and reviewed by a lender;
- **c.** That a pre-qualification has been secured from the same lender;
- **d.** The loan type, as set forth in this paragraph; and
- **e.** That financing equal to the loan amount provided herein, if a specific amount stipulated in Para. 2(B) is available to complete the transaction by the Settlement/Signing Date, subject to contingencies provided for in this Agreement and underwriting approval.

Buyer's failure to deliver a Pre-Qualification Letter to Seller within the time frame stipulated shall be considered a default of this Agreement.

iii. Buyer shall cooperate and act in good faith in obtaining final approval for the loan as outlined in the Pre-Qualification Letter. In the event the lender determines Buyer will not qualify for the loan on or before the Settlement/Signing Date, Buyer shall deliver to Seller a written rejection letter from the lender ("Rejection Letter") no later than 11:59 p.m. ______ **days** before the Settlement/Signing Date OR if not otherwise indicated, not later than 11:59 p.m. **three (3) days** before the Settlement/Signing Date. In the event Buyer does not deliver the Rejection Letter within the timeframe set forth in this paragraph, Buyer shall forfeit his Earnest Money to Seller. Notwithstanding any other provision of this Agreement, Buyer shall **NOT** be afforded an Opportunity to Cure if Buyer fails to timely deliver a Rejection Letter. For purposes of only this paragraph, days are calculated as calendar days, and there shall be NO extension of time when the deadline falls on a weekend day or a legal holiday. The definition of "days" for all other provisions of this Agreement is set forth in the Definitions Paragraph.

iv. ☐ **SELLER FINANCING.** The approximate balance of $ ___________________________shall be financed by Seller and shall be secured by: ☐ Real Estate Contract ☐ Mortgage ☐ Deed of Trust. Terms and conditions of the applicable instrument shall be attached as an addendum. For a Real Estate Contract, attach NMAR Form 2402 - Real Estate Contract Addendum to Purchase Agreement. For a Mortgage or Deed of Trust, attach NMAR Form 2507 - Addendum to Purchase Agreement – Seller Financing, Mortgage or Deed of Trust.

ATTENTION SELLER

Broker is not responsible for verifying authenticity/veracity of pre-qualification and/or proof of funds letters or for determining buyer's creditworthiness.

9. ☐ **BUYER'S SALE, CLOSING AND FUNDING CONTINGENCY.** This Agreement is contingent upon the Closing and Funding of Buyer's property located at ____on or before ____________________, ________("Buyer's SCF Contingency Deadline"), OR subject to any applicable Buyer's Contingency Addendum if attached. If this Buyer's Sale, Closing and Funding Contingency is not satisfied or waived by the Buyer's SCF Contingency Deadline, this Agreement shall terminate and the Earnest Money, if delivered, shall be refunded to Buyer.

A. ☐ Buyer represents that Buyer's property is currently under contract for sale. ☐ If checked, attach NMAR Form 2503A – Buyer's Closing and Funding Addendum; OR

B. ☐ Buyer represents that Buyer's property is NOT yet under contract for sale. ☐ If checked, attach NMAR Form 2503 – Buyer's Sale Contingency Addendum.

10. APPRAISAL.

A. APPRAISAL CONTINGENCY. It is expressly agreed that notwithstanding any other provisions of this Agreement, the Buyer shall not be obligated to complete the purchase of the Property described herein or to incur any penalty by forfeiture of Earnest Money deposits or otherwise if the Purchase Price is greater than the Appraisal. This Appraisal

Contingency applies to the following:

i. All loan programs requiring an Appraisal; and

ii. Cash and seller-financed purchases if the Buyer requires an Appraisal as indicated below.

B. CASH OR SELLER-FINANCED. Buyer ☐ does ☐ does not require an Appraisal. If Buyer is requiring an Appraisal, Buyer shall select the appraiser.

C. APPRAISAL DEADLINE.

i. If Buyer is obtaining a loan, then no later than ____________________ ("Appraisal Order Deadline"), Buyer shall direct the lender in writing to order the Appraisal. Upon written request from Seller, Buyer shall provide Seller evidence of Buyer's written direction to lender.

ii. If Buyer is purchasing with cash or Seller financing and is opting for an appraisal, Buyer shall order the appraisal no later than ________________________. ("Appraisal Order Deadline").

D. IF APPRAISED VALUE IS LESS THAN PURCHASE PRICE. In the event the appraised value is less than the Purchase Price, Buyer shall deliver a copy of the Appraisal to Seller.

i. BUYER shall have the following options to be exercised within five (5) days from Buyer's delivery of Appraisal to Seller (collectively "Buyer's Options"):

a. Notify Seller in writing of Buyer's election to proceed with this Agreement without regard to the amount of the appraised valuation;

b. Negotiate a revised Purchase Price with Seller, which revised Purchase Price shall be incorporated into an addendum to this Agreement and fully executed by the parties; or

c. Notify Seller in writing of Buyer's intent to terminate this Agreement.

ii. If Buyer fails to satisfy one of the Buyer's Options within the 5-Day period, such satisfaction to include, if applicable, the parties fully executing a price-modification addendum to this Agreement, this Agreement shall automatically terminate and Earnest Money, if delivered, shall be refunded to Buyer.

E. SQUARE FOOTAGE. The appraisal contingency does not allow for termination based on a discrepancy between representations or assumptions about the square footage and the square footage as indicated in the appraisal.

11. CLOSING. *"Closing" is defined as a series of events by which Buyer and Seller satisfy all of their obligations in this Agreement. Closing is not completed until all parties have completed all requirements as stated below, as well as all other obligations under this Agreement. Any addendum of the following dates **MUST BE** in writing, and unless otherwise provided for in this Agreement, signed by both parties. The parties further acknowledge that Seller shall not receive the proceeds of sale until the Funding Date Requirements are satisfied.*

A. SETTLEMENT/SIGNING DATE: Nov 26 2025 On or before the Settlement/Signing date the parties shall complete the following:

i. Sign and deliver to the responsible Closing Officer all documents required to complete the transaction and to perform all other Closing obligations of this Agreement; AND

ii. Provide for the delivery of all required funds, exclusive of lender funds, if any, using wired, certified, or other "ready" funds acceptable to the Closing Officer.

B. FUNDING DATE (Completion of Closing): Nov 28 2025. On or before the Funding Date the responsible party(ies) shall make all funds available to the Closing Officer for disbursement in accordance with this Agreement. The **Funding Date Requirements** have been satisfied when:

i. the Closing Officer has all funds available to disburse as required by this Agreement; and

ii. the Closing Officer has recorded with the county clerk all required documents.

Seller shall provide all existing keys, security system/alarm codes, gate openers and garage door openers to Buyer once Funding Date Requirements are satisfied or as otherwise provided for in an Occupancy Agreement.

If the Buyer is obtaining a loan for the purchase of the Property, it is the **Buyer's responsibility** to ensure that Buyer's lender makes available to the Escrow Agent wired, certified or other "ready" funds with written instructions to disburse funds on or before the Funding Date. Unless the Buyer has provided a written rejection letter from the lender, the failure of Buyer's lender to make funds available on or before the Funding Date shall be deemed a default of this Agreement by Buyer.

12. POSSESSION DATE.

A. Seller shall deliver possession of the Property to Buyer on the Possession Date as set forth below:

✔ At the time Funding Date Requirements are satisfied

☐ Other:____

B. Unless otherwise agreed to in writing, upon Possession Date or the date the Property is surrendered to Buyer per a Seller Occupancy Agreement, if applicable, Seller shall have all his personal belongings and all debris and garbage removed from the Property. In the event Seller fails to remove his personal property, Buyer shall not be responsible for storage of

Seller's personal property, may dispose of Sellers personal property in any manner Buyer deems appropriate in Buyer's sole and unfettered discretion, and shall not be liable to Seller for the value of Seller's personal property. In the event Seller fails to remove all debris and garbage from the Property, Seller shall be liable to Buyer for all costs associated with removal of such debris and garbage.

C. If Possession Date is other than the time the Funding Date Requirements are satisfied, then Buyer and Seller shall execute a separate written agreement outlining the terms agreed to by the parties. NMAR Form 2201- Occupancy Agreement – Buyer, NMAR Form 2202 – Occupancy Agreement – Seller, NMAR Form 6101 – Residential Rental Agreement or other agreement as applicable

D. Seller shall maintain homeowners and liability insurance on the Property through Possession Date, unless otherwise provided for in an Occupancy Agreement.

13. ☐ **IRS 1031 TAX-DEFERRED EXCHANGE.** ☐ Buyer ☐ Seller intends to use this Property to accomplish a 1031 Tax-Deferred Exchange. The parties shall cooperate with one another in signing and completing any documents required. The non-exchanging party shall bear no additional expense. Notwithstanding any other provision of this Agreement, in the event of a 1031 Exchange, this Agreement shall be assignable to a Qualified Intermediary.

14. EXAMINATION OF TITLE; LIENS; ASSESSMENTS; DEED.

A. ☐ BUYER ✔ SELLER shall order a title commitment from Blueprint Title LLC "Title Company" within 5 **days** from the ✔ **Date of Acceptance** ☐ **Date TOM Fee is Delivered** ☐ **Date Earnest Money is Delivered**. After receipt of the title commitment and all documents referred to therein, Buyer shall have ___ **days** ("Review Period") to review and object to exceptions to the title, including the Standard Exceptions ("Exceptions") and all bonds, impact fees and assessments other than Public Improvement District assessments (collectively "Assessments"). Exceptions and Assessments shall be deemed approved unless Buyer delivers written objections to the Seller within the Review Period. If Buyer objects to Exceptions and/or Assessments and Seller is unwilling or unable to remove the Exceptions and/or Assessments before the Settlement/Signing Date, Seller shall provide written notice to Buyer within 5 **days** after receipt of Buyer's objections. In this event, the following applies:

i. Title Exceptions. Buyer may choose to close subject to the Exceptions, remove the Exceptions at Buyer's expense or terminate this Agreement. If Buyer timely terminates, any Earnest Money delivered shall be refunded to Buyer.

ii. Assessments. Buyer may choose to close subject to the Assessments or to terminate this Agreement. If Buyer chooses to close, the current installment of Assessments shall be prorated through the Settlement/Signing Date and Buyer shall assume future installments. If Buyer timely terminates, any Earnest Money delivered shall be refunded to Buyer.

B. Seller shall satisfy any judgments and liens including, but not limited to, all mechanics' and materialmen's liens of record on or before the Funding Date, and shall indemnify and hold Buyer harmless from any liens filed of record after the Settlement/Signing Date which arise out of any claim related to the providing of materials or services to improve the Property as authorized by Seller or Seller's agents, unless otherwise agreed to in writing.

C. Seller shall convey the Property by ✔ General Warranty Deed ☐ Special Warranty Deed ☐ Other Deed (describe) ________________________________ subject only to any matters identified in the title commitment and not objected to by Buyer as provided herein. The legal description contained in the deed shall be the same legal description contained in the title commitment and any survey required herein.

15. FIRPTA. The Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") requires buyers who purchase real property from foreign sellers to withhold a portion of the amount realized from the sale of the real property for remittance to the Internal Revenue Service ("IRS") **and makes a buyer potentially liable for a foreign seller's tax obligation if a buyer fails to do so.** For more information, refer to NMAR Form 2304 – Information Sheet – FIRPTA & Taxation of Foreign Persons Receiving Rental Income from U.S. Property.

A. ☐ **FIRPTA EXCEPTION APPLIES. Buyer is relieved from obligation and liability under FIRPTA if BOTH of the following apply:** 1) **The sales price of the property is $300,000 or less;** AND 2) **Buyer will be using the property as Buyer's primary residence ("Exception").** ***By selecting this section, Buyer Warrants the Exception Applies.***

B. ✔ **FIRPTA EXCEPTION DOES NOT APPLY. If the above Exception DOES NOT apply, and Seller is NOT a foreign person, then prior to or at Closing, Seller(s) shall provide to Buyer or to a Qualified Substitute (generally, the Title Company) either a Non-Foreign Seller Affidavit(s) (NMAR Form 2303) OR a letter from the IRS indicating Seller(s) is exempt from withholding.**

NEW MEXICO ASSOCIATION OF REALTORS® — 2025 PURCHASE AGREEMENT – RESIDENTIAL RESALE

REALTOR® EQUAL HOUSING OPPORTUNITY

⚠ ATTENTION BUYER, SELLER AND TITLE COMPANY ⚠

In the event Buyer does not obtain at Closing evidence excluding Seller from withholding, then Buyer shall have the right to direct the title company to withhold the applicable percentage of the amount realized from the sale of the Property. The title company shall remit the amount withheld either directly to the IRS or to the Buyer. The entity and/or person remitting the amount withheld to the IRS shall do so in accordance with IRS requirements. The brokers in this transaction shall not be liable for either party's failure to comply with FIRPTA requirements.

16. COSTS TO BE PAID. Buyer or Seller, as applicable, shall pay the following marked items: **DO NOT USE THIS SECTION FOR SELLER CONCESSIONS/CREDITS; USE NMAR FORM 2101 – PRICE MODIFICATION/ SELLER CREDITS ADDENDUM. IF NOT IN AN ADDENDUM, SELLER CONCESSIONS/CREDITS WILL NOT BE CREDITED TO BUYER, EVEN IF THEY ARE INCLUDED IN THE MLS LISTING.**

LOAN RELATED COSTS AND FEES*	Buyer	Seller	Not Required
Appraisal Fee			✔
Appraisal Re-inspection Fee			✔
Credit Report			✔
Loan Assumption /Transfer			✔
Origination Charge up to: ☐$ ________ ☐ ________ %			✔
Points – Buydown			✔
Points – Discount			✔
Tax Service Fee			✔
Flood Zone Certification			✔
Other:			✔

BUYER'S PREPAIDS/ESCROWS REQUIRED BY LENDER	Buyer	Seller	Not Required
Flood Insurance			✔
Hazard Insurance			✔
Interest			✔
PMI or MIP			✔
Taxes			✔

MANUFACTURED HOME COSTS	Buyer	Seller	Not Required
Foundation Inspection			✔
Foundation Repairs			✔
Re-Inspection Fees			✔
DMV Title Transfer			✔
Deactivation Fees			✔
Other:			
Other:			
Other:			
Other:			

TITLE COMPANY CLOSING COSTS	Buyer	Seller	Not Required
Closing Fee		✔	
Pro-Rata Data Search		✔	
Legal Document Preparation		✔	
Special Assessment Search		✔	
Prior Title Policy Retrieval Fee		✔	
Title Policy Cancellation Fee		✔	
Buyer Recording Fees	✔		
Seller Recording Fees		✔	
Buyer Document Processing Fees	✔		
Seller Document Processing Fees		✔	
Other:			
POLICY PREMIUMS			
Initial Title Commitment		✔	
Standard Owner's Policy		✔	
Mortgagee's Policy			✔
Mortgagee's Policy Endorsements			✔
Other:			

Any fees charged by the title company to revise the title commitment, shall be borne by the party who necessitated the revision. In the event a third-party document necessitates the revision (e.g. survey, appraisal, etc.), the parties agree to equally split any fee charged.

MISCELLANEOUS	Buyer	Seller	Not Required
Survey		✔	
Elevation Certificate			
Impact Fees			
Transfer Fees (HOA/COA)		✔	
Disclosure / Resale Certificate Fee (HOA/COA)**		✔	
Home Warranty Plan			✔
Appraisal for Cash or Seller Financing			✔
Other:			

SEE PARA. 7 FOR BUYER'S BROKERAGE COMPENSATION.

***Buyer shall pay all other allowed direct loan costs. **Cost of additional lender-required HOA/COA document(s) to be borne by Buyer; cost of additional title company-required HOA/COA document(s) to be borne by party paying for policy requiring document; if both policies require the document(s), the cost shall be borne by the party paying for the Owner's Policy Premium.**

17. INSURANCE CONTINGENCY/APPLICATION.

A. APPLICATION. Buyer shall make application for insurance within 5 **days** after Date from Acceptance. If Buyer fails to make application to the insurance company within the agreed time, this insurance contingency shall be deemed waived.

B. CONTINGENCY. Provided the Contingency Deadline as set forth herein is met, this Agreement is conditioned on the following:

i. Buyer's ability to obtain a homeowner's or property insurance quote on the Property at normal and customary premium rates; AND,

ii. Seller's claim history having no impact on the Buyer's insurance in the future.

Buyer understands that an insurance company may cancel or change the terms of a homeowner's insurance policy/quote for any reason prior to close of escrow or within (60) days after issuance of the homeowner's policy/quote (which generally occurs at close of escrow).

C. CONTINGENCY DEADLINE. The Insurance Contingency set forth herein above shall be deemed satisfied, unless within 1 **days** after Date of Acceptance of this Agreement, Buyer delivers written notice to Seller that one or more of the above insurance contingencies cannot be satisfied along with documentation from the insurance provider stating the same ("Contingency Deadline"). In the event Buyer delivers such notice and documentation to Seller by the Contingency Deadline, the Purchase Agreement shall terminate and the Earnest Money, if delivered, shall be refunded to Buyer.

18. SURVEYS OR IMPROVEMENT LOCATION REPORT ("ILR"). Buyer has the right to have performed the survey or ILR selected below or the right to accept an existing one. Unless otherwise agreed in writing, the party paying for the survey or ILR, as indicated herein, shall select the surveyor and order the survey or ILR.

☐ Improvement Location Report ✔ Staked Boundary Survey ✔ American Land Title Association Survey (ALTA)

☐ Other: ______

Selected ILR or Survey to include ✔ Flagged Corners, if located ✔ Flood Plain Designation

A. DELIVERY DEADLINE: Survey or ILR shall be delivered to Buyer(s) no later than: ______ or ______ **days** from Date of Acceptance. **NOTE:** Delivery Deadline only applies **IF** Seller is delivering the survey or ILR to Buyer; it does **NOT** apply if Buyer is ordering the survey or ILR.

B. OBJECTION DEADLINE: Objections to be delivered to Seller(s) no later than: ______ or 20 **days** from Date of Acceptance.

C. RESOLUTION DEADLINE: Parties to reach Resolution no later than: ______ or 25 **days** from Date of Acceptance.

D. OBJECTION/RESOLUTION/TERMINATION: Para. 22(H) shall further govern Buyer's right to object to the survey or ILR performed and resolution of Buyer's objections.

19. DISCLOSURES AND DOCUMENTS. Check all that apply.

A. ☐ **LEAD BASED PAINT ("LBP") (FOR PROPERTIES BUILT BEFORE 1978).** If available, attach fully-executed NMAR Form 5112 – Lead Based Paint Addendum to Purchase Agreement. If unavailable, **fully-executed NMAR Form 5112 – Lead Based Addendum must be attached to this Agreement PRIOR TO full execution.** NMAR Form 2315 – Information Sheet - LBP RRPP

B. ☐ **PUBLIC IMPROVEMENT DISTRICT ("PID"). Seller may NOT accept an offer from Buyer until specific PID disclosures have been made to Buyer**. NMAR Form 4500 – Information Sheet - Public Improvement District. Buyer(s) hereby acknowledges receipt of the PID Disclosure on the Property.

C. ✔ **HOMEOWNERS' ("HOA") OR CONDOMINIUM (UNIT) OWNERS' ASSOCIATION ("COA").** Seller shall provide Buyer with specific documents pertaining to the Property and HOA and/or COA, as applicable. For HOAs, see NMAR Form 4600 – Information Sheet - HOA, NMAR Form 4650 – Seller's Disclosure of HOA Documents and NMAR Form 4700 - HOA Request for Disclosure Certificate. For COAs, see NMAR Form 2302 – Addendum to Purchase Agreement Residential Resale Condominiums, 2302A – Resale Certificate for COAs and NMAR Forms 2355 and 2356 – Information Sheets on COAs.

D. PROPERTY TAX DISCLOSURE. NMAR Form 3275 - Information Sheet - Estimated Property Tax Levy Disclosure

☐ Buyer(s) hereby acknowledges receipt of the Estimated Property Tax Levy; **OR**

☐ Buyer(s) hereby acknowledges that the Estimated Property Tax Levy on the Property is not readily available and does hereby waive the right to receive the Estimated Property Tax Levy.

E. ☐ **SEPTIC SYSTEM.** If checked, attach NMAR Form 5120A – Septic System Contingency Addendum. The transfer of the Property is subject to regulations of the New Mexico Environment Department governing on-site liquid waste systems, which includes the requirement that Seller have an inspection conducted by a licensed septic system evaluator prior to transfer. **Seller shall deliver existing septic permit to Buyer no later than five (5) days from Date of**

Acceptance. NMAR Form 2308 – Information Sheet - Septic Systems.

F. ☐ **WELLS.** ☐ Private Domestic Well ☐ Shared Domestic Well ☐ Irrigation Well ☐ Other ______________. Transfer of Property with a well is subject to the regulations of the New Mexico Office of the State Engineer, which includes the requirement that the State Engineer's Office be notified when a well changes ownership. NMAR Form 2307 – Information Sheet - Water Rights & Domestic Wells

G. ☐ **TENANT(S) OCCUPYING PROPERTY AFTER CLOSING**. If checked, attach NMAR Form 2106 - Tenant-Occupied Property Addendum - Seller's Certificate. If not checked, Seller warrants that the tenant of the Property, if any, shall vacate the Property by the Funding Date.

H. ☐ **SOLAR PANELS.** If a solar panel system is subject to a lease, loan, or a Power Purchase Agreement ("PPA") that neither party will satisfy on or before Closing, attach NMAR Form 5125 - Solar Panel Contingency. NMAR Form 5130 - Information Sheet - Solar System Panel.

I. MISCELLANEOUS DISCLOSURES/PRORATIONS. Seller shall disclose the following:

i. All applicable Property specific fees, lease agreements, private memberships and/or association fees or dues, taxes and contract service agreements, all of which are to be prorated by the Title Company through Settlement/Signing Date; and;

ii. Any equipment rental or contract service agreement (e.g. alarm system, satellite system, propane tank (to include any remaining propane gas therein), private refuse collection, road maintenance, etc.), which shall be handled directly between the Buyer and Seller; the Title or Escrow Company shall not be responsible for proration thereof.

J. DOCUMENT DEADLINES.

DOCUMENTS	DELIVERY DEADLINE	OBJECTION DEADLINE	RESOLUTION DEADLINE
NMAR Form 1110 - Property Disclosure Statement (Adverse Material Facts)	3 days of acceptance	3 Days of delivery/receipt	3 days from objection deadline
Road Documents	3 days of acceptance	3 days of delivery/receipt	3 days
Water Rights Documents	3 days of acceptance	3 days of delivery/receipt	3 days
Well Documents: (Including well permit, well log, shared well agreement and Change of Ownership Information notification.)	3 days of acceptance	3 days of delivery/receipt	3 days
Accompanying Documents to NMAR Form 2106 - Tenant-Occupied Property Addendum	Buyer does not accept tenants or offer any post close occupancy		
Permits	10 days of acceptance	5 days of delivery/receipt	5 days
HOA Documents	Refer to buyer addendum attached		
NMAR Form 4700 - HOA Disclosure Certificate or NMAR Form 2302A – Resale Certificate from Condominium Association	Refer to buyer addendum attached	____________________Date Buyer has no less than **seven (7)** days from receipt of the HOA Disclosure Certificate to object	Refer to buyer addendum attached
Covenants, Condition and Restrictions ("CCRs") – Restrictive covenants	Refer to buyer addendum attached		
Solar Power System/Panels Documents - NOT to be completed if NMAR Form 5125 – Solar Panel System Loan/Lease Assumption Contingency Addendum is attached	Buyer does not agree to assume any solar panel lease.		
Miscellaneous Disclosures (Para.19(I))	Buyer addendum attached		
Other:			
MANUFACTURED HOUSING			
NMAR Form 2700 - Seller's Disclosure of MH	Nothing Noted		
Structural Engineer Inspection			
FHA Inspection			
Foundation Installation			
MH Division Permanent Foundation Permit			

Buyer's failure to timely object or terminate this agreement based on an above document shall be deemed a waiver of Buyer's right to object or terminate based on the above document; it shall not be considered a Default.

20. **SELLER'S DUTY TO DISCLOSE.** Seller shall disclose to Buyer any Adverse Material Facts known to them about the Property **and shall have an ongoing obligation up until, and including, the Settlement/Signing Date to disclose any newly discovered Adverse Material Facts. In the event that Seller discloses newly discovered Adverse Material Facts after Seller's initial Property Disclosure Statement is delivered, Buyer's Objection Deadline for the newly disclosed Adverse Material Facts shall be three (3) days from Buyer's receipt of the disclosure(s) and the Resolution Deadline shall be six (6) days from Buyer's receipt of the disclosure(s). Failure of Buyer to timely make objections to the newly disclosed Adverse Material Facts shall constitute a waiver of Buyer's right to object or terminate based on that newly disclosed Adverse Material Fact. Notwithstanding the foregoing, Seller shall have NO** obligation to inspect the Property for the Buyer's benefit or to repair, correct or otherwise cure known Adverse Material Facts that are disclosed to Buyer or unknown Adverse Material Facts that are discovered by Buyer's inspections. Adverse Material Facts do not include facts exempt from the requirement of disclosure under 47-13-2 NMSA 1978. NMAR Form 1110 – Property Disclosure Statement (Adverse Material Facts).
21. **BUYER'S INVESTIGATION OF SURROUNDING AREA.** Buyer warrants that prior to entering into this Agreement they have thoroughly investigated the neighborhood and the areas surrounding the property to include, but not be limited to, investigation of the following: the existence of registered sex offenders or other persons convicted of crimes that may reside in the area; and the presence of any structures located, businesses operating or activities conducted in the area that, in Buyer's opinion, affects the value and/or desirability of the property. **By entering into this Agreement, Buyer represents they are satisfied with the neighborhood and surrounding areas and agrees that any issue regarding the surrounding area will NOT serve as grounds for termination of this Agreement.**
22. **INSPECTION CONTINGENCY. The parties are encouraged to employ competent and, where appropriate, licensed professionals to perform all agreed upon inspections of the property. Notwithstanding, if Buyer waives the Inspection Contingency, either by addendum or by failing to object or terminate by the Objection Deadline, then Buyer is NOT entitled to conduct inspections of the Property and Seller is NOT required to allow Buyer entry to the Property for purposes of conducting inspections, making observations or for any reason covered by this Paragraph. This waiver does not impact Buyer's rights under the Appraisal Contingency or the Walk-Through provisions of this Agreement.**
    - **A. BUYER DUTIES AND RIGHTS.**
        - **i. BUYER'S DILIGENCE, ATTENTION AND OBSERVATION.** Buyer has the following affirmative duties, which may be exercised through the Objection Deadline set forth below:
            - **a.** To conduct all due diligence necessary to confirm all material facts relevant to Buyer's purchase;
            - **b.** To assure themselves that the Property is exactly what Buyer is intending to purchase;
            - **c.** To become aware of the physical condition of the Property through their own investigation and observation;
            - **d.** To investigate the legal, practical and technical implications of all disclosed, known or discovered facts regarding the Property; and
            - **e.** To thoroughly review all written reports provided by professionals and discuss the results of such reports and inspections with the professionals who created the report and/or conducted the inspection.
        - **ii. RIGHT TO CONDUCT INSPECTIONS.** NMAR Form 2316 – Information Sheet - Home Inspections. Until and including the date of the Objection Deadline set forth below. The Buyer is advised to exercise all their rights under and in accordance with this Agreement to investigate the Property. Unless otherwise waived, Buyer(s) may complete any and all inspections of the Property that they deem necessary. These inspections may include, but are not limited to, the following: home, electrical, heating/air conditioning, plumbing, roof, structural, lead-based paint (including risk assessment, paint inspection or both), well equipment (pumps, pressure tanks, lines), well potability tests, well water yield tests, pool/spa/hot tub equipment, wood-destroying insects, dry rot, radon, mold, square foot measurement, sewer line inspections, septic inspections, ductwork, phase one environmental and soil tests. Notwithstanding the foregoing, Buyer shall not conduct or allow any invasive testing or inspections that cause damage to the Property without the Seller's prior written consent, which consent may be withheld in Seller's sole and unfettered discretion. This right to conduct inspections does NOT permit the Buyer to conduct invasive inspections that cause damage to the Property.
        - **iii. SQUARE FOOTAGE. BUYER IS AWARE THAT ANY REFERENCE TO THE SQUARE FOOTAGE OF THE IMPROVEMENTS ON THE PROPERTY IS APPROXIMATE. IF SQUARE FOOTAGE IS A MATERIAL MATTER TO THE BUYER, THE BUYER SHALL INVESTIGATE THE SQUARE FOOTAGE DURING THE INSPECTION PERIOD.**
    - **B. WAIVER OF INSPECTIONS. If Buyer intends to waive all or any inspections, attach NMAR Form - 5140 - Inspection and Observation Waiver Addendum.**
    - **C. BUYER'S ENTRY.** Seller shall provide reasonable access to Buyer and Buyer's inspectors through the Objection

Deadline. Buyer shall return the Property to the condition it was in prior to any entry, test and/or inspection by Buyer. Buyer shall be liable to Seller for any damages that occur to the Property as a result of any inspection conducted by Buyer, their agents, inspectors, contractors and/or employees (collectively "Buyer's Agents") and Buyer agrees to hold Seller harmless, indemnify and defend Seller from any and all claims, liabilities, liens, losses, expenses (including reasonable attorneys' fees and costs), and/or damages arising out of or related to any entry, inspections and/or tests conducted by Buyer or Buyer's Agents. **BUYER AND BUYER'S AGENTS ARE NOT PERMITTED ON THE PROPERTY WITHOUT PRIOR NOTIFICATION TO AND APPROVAL BY SELLER OR SELLER'S BROKER.**

D. AVAILABILITY OF UTILITIES FOR INSPECTIONS.

☐ Buyer ✔ Seller shall be responsible for paying any charges required by the utility companies to have utilities turned on for inspection purposes. Notwithstanding the foregoing, Buyer shall not be obligated to pay unpaid utility bills, and unless otherwise agreed to in writing, neither party shall be obligated to alter the Property so as to conform with city or county building codes. **IF UTILITIES ARE ON AS OF THE DATE OF ACCEPTANCE, SELLER SHALL MAINTAIN UTILITIES THROUGH POSSESSION DATE OR DATE OTHERWISE STATED IN AN OCCUPANCY AGREEMENT.**

E. INSPECTOR SELECTION. Unless otherwise provided for in this agreement, Buyer shall have the right to select all inspectors and order all inspections EVEN IF Seller has agreed to pay for the inspection(s).

F. PAYMENT OF INSPECTIONS. Buyer shall pay for all inspections except the following, which shall be paid by Seller:____

G. INSPECTION DEADLINES. Unless otherwise provided for in this Agreement, the following applies:

- **i. Delivery Deadline:** Inspection reports and/or documents to be delivered no later than: ________________ or 20 **days** from Date of Acceptance. **NOTE:** Delivery Deadline only applies **IF** Seller is responsible for ordering a report/document; it does **NOT** apply if Buyer is ordering the report/document. If Seller is responsible for ordering a report/document and Buyer does not receive the report/document by the Delivery Deadline, the parties may agree to extend all applicable deadlines or Buyer may elect to terminate this Agreement and receive a refund of any Earnest Money delivered.
- **ii. Objection Deadline:** Buyer's Objections to be delivered to Seller(s) no later than: ________________ or 22 **days** from Date of Acceptance.
- **iii. Resolution Deadline:** Parties to reach a Resolution no later than: ________________ or 25 **days** from Date of Acceptance.

H. OBJECTIONS/RESPONSE/RESOLUTION/TERMINATION. If Buyer has objections to any issue or condition discovered by Buyer's own observations and/or investigation of the Property or disclosed by any survey or ILR, document, and/or inspection, then no later than the applicable Objection Deadline, Buyer may OBJECT and request that Seller cure the issue/condition or Buyer may TERMINATE this Agreement. Buyer's objections or termination must be in writing. Buyer's failure to timely object or terminate shall be deemed a waiver of Buyer's right to object or terminate and of the applicable contingency; it shall not be considered a Default. If Buyer is responsible for ordering an inspection, survey or document and fails to do so in time to object or terminate by the Objection Deadline, Buyer's failure to receive the report, survey or document may not be used as rationale for not timely terminating or objecting.

- **i. OBJECTIONS.** NMAR Form 5141 – Notice of Objection
  - **a. Making Objections to Document/Survey.** If Buyer **OBJECTS** to an item on a document, video or survey/ILR, Buyer shall produce with his objection(s) a copy of the **ENTIRE** document, video or survey/ILR on which Buyer's objection(s) is based.
  - **b. Making Objections to Inspections**: If Buyer **OBJECTS** to an item on an inspection report, Buyer shall produce with his objection(s) **ONLY the SECTION(S)** of the report on which Buyer's objection(s) is based and **AGREES NOT TO SEND Seller the entire inspection report, unless requested by Seller in writing.**
  - **c. If Buyer is making a request only for a monetary concession (price modification or seller concession), Buyer shall not list the items/deficiencies for which Buyer is requesting the monetary concession or include a copy of the report or any portion thereof unless requested by Seller in writing.**
  - **d. Provided Buyer has received an inspection report, then upon Seller's written request for the entire inspection report, Buyer shall provide said inspection report(s) within three (3) days from Seller's written request. Buyer shall provide said inspection report to Seller without payment or other compensation.**
  - **e. Once Buyer makes objections, Buyer may NOT withdraw their objections for the purpose of terminating this Agreement until Seller has responded.** Once Seller responds, Buyer may terminate the Agreement UNLESS Seller has agreed to cure all the Buyer's objections in the manner requested by Buyer. If in Seller's response, Seller agrees to cure all of the Buyer's objections in the manner requested by Buyer, the parties are

obligated to execute a Resolution Addendum reflecting that agreement. Notwithstanding the foregoing, at any point prior to the Resolution Deadline, Buyer may withdraw their unresolved objections for the purpose of proceeding to Closing with the understanding that Seller will not be responsible for repairing or otherwise remedying those objections for which Resolution has not been reached. NMAR Form 5144 – Notice of Buyer's Withdrawal of Unresolved Objections.

ii. RESPONSE/NEGOTIATION.

a. In response to Buyer's Notice of Objection, Seller shall do one of the following: agree to cure Buyer's objections as requested, provide an alternative cure for Buyer's objections, or refuse to cure Buyer's objections.

b. Seller may not terminate this Agreement based on the fact that Buyer made objections. **If in Seller's initial response, Seller does not agree to cure ALL of Buyer's objections in the manner requested by Buyer, then Buyer may elect to terminate this Agreement and receive a refund of any Earnest Money delivered.**

c. If Buyer does not agree with Seller's Response, Buyer may create their own Response outlining Buyer's desired cure – **NMAR Form 5142 - Response to Notice of Objection**.

iii. RESOLUTION.

a. Once the parties have negotiated an agreement to Buyer's objections, the parties shall complete a Resolution Addendum, which Resolution Addendum shall set forth the parties agreement - **NMAR Form 5143 - Resolution Addendum. If Buyer is obtaining a loan, Buyer is advised to discuss terms of the Resolution Addendum with their lender BEFORE executing the Resolution Addendum, as changes to the Purchase Agreement as set forth in the Resolution Addendum may impact Buyer's loan.**

b. In the event Seller agrees to complete any repairs prior to Closing, Seller shall complete the repairs no later than ____7____ **days** prior to Settlement/Signing Date ("Repair Completion Deadline"). **If state or federal law requires that the type of repair/replacement be performed by a licensed professional/contractor/then Seller shall hire an appropriately licensed individual to make the repair/replacement and copies of all repair invoices, which shall include vendor contact information and license number, shall be provided to Buyer on or before the Pre-Closing Walk-Through Date.**

c. If the parties are unable to reach a Resolution by the Resolution Deadline, then Buyer shall have two (2) days from the Resolution Deadline to provide written notification to Seller that Buyer is withdrawing all objections on which the parties have not come to Resolution (NMAR Form 5144 – Notice of Buyer's Withdrawal of Unresolved Objections). If Buyer does NOT withdraw unresolved objections within two (2) days from the Resolution Deadline, then **THIS AGREEMENT SHALL TERMINATE** and Earnest Money, if delivered, shall be refunded to Buyer. Notwithstanding the foregoing, Buyer's withdrawal of all unresolved objections prior to the Resolution Deadline or within the two (2) days following the Resolution Deadline constitutes Resolution. **NMAR Form 5144 - Notice of Buyer's Withdrawal of Unresolved Objections.**

iv. TERMINATION. NMAR Form 5105 – Termination Agreement. If Buyer elects to TERMINATE this Agreement without requesting Seller to cure any objections, Buyer AGREES THAT THEY WILL NOT SEND a copy of the document, survey and/or inspection report on which Buyer's Termination Agreement is based unless requested by Seller in writing. Provided Buyer has received an inspection report, then upon Seller's written request for a copy of the document, survey and/or inspection report, Buyer shall provide said document, survey or report within three (3) days from Seller's written request. Buyer shall provide said inspection report to Seller without payment or other compensation. If Buyer timely elects to terminate, Earnest Money, if delivered, shall be refunded to Buyer. Notwithstanding the foregoing, Buyer is only obligated to provide the inspection report upon written request of the Seller if the termination is based on inspections.

23. TERMINATION AND DISTRIBUTION OF EARNEST MONEY. If this Agreement terminates in accordance with the terms of this Agreement, the parties shall execute a NMAR Form – 5105 - Termination Agreement, and in the event Earnest Money has been delivered to a Title Company/Escrow Agent, the parties shall execute a NMAR Form 5105B - Earnest Money Consent to Distribution that provides for distribution of the Earnest Money in accordance with the terms of this Agreement.

24. SERVICE PROVIDER RECOMMENDATIONS. If Broker(s) recommends a builder, contractor, escrow company, title company, pest control service, appraiser, lender, attorney, accountant, home inspection company or home warranty company or any other person or entity to Seller or Buyer for any purpose, such recommendation shall be independently investigated and evaluated by Seller or Buyer, who hereby acknowledges that any decision to enter into any contractual arrangement with any such person or entity recommended by Broker shall be based solely upon such independent investigation and evaluation.

25. HOME WARRANTY CONTRACT. Buyer is advised to investigate the various home warranty plans available for purchase. The parties acknowledge that different home warranty plans have different coverage options, exclusions, limitations and service fees and most plans exclude pre-existing conditions. Neither the Seller nor the Broker is responsible for home warranty coverage or lack thereof. The parties acknowledge that a home warranty service contract provider may conduct an inspection of the Property but does not always do so.

NEW MEXICO ASSOCIATION OF REALTORS® — 2025 PURCHASE AGREEMENT – RESIDENTIAL RESALE

A. ☐ A Home Warranty Plan shall be ordered by ☐ Buyer ☐ Seller to be issued by ____________________________ at a cost not to exceed $ ________________ (Cost to be paid by party indicated in Costs to be Paid grid) or

B. ✔ Buyer declines the purchase of a Home Warranty Plan.

26. DISCLAIMER. The Property is sold in its current condition including, but not limited to, the nature, location, amount, sufficiency or suitability of the following: current or future value; future income to be derived therefrom; current or future production; condition; size; location of utility lines; location of sewer and water lines; availability of utility services or the possibility of extending improvements (paving, sewer, water, utilities, access) to the Property; easements with which the Property is burdened or benefited; lot boundaries; adjacent property zoning; physical and legal access; soil conditions; permits, zoning, or code compliance; lot size or acreage; improvements or square footage of improvements; and water rights. **Broker has not investigated and is not responsible for the forgoing aspects of the Property, among which lot size, acreage, and square footage may have been approximated, but are not warranted as accurate.** Buyer shall have had full and fair opportunity to inspect and judge all aspects of the Property with professional assistance of Buyer's choosing prior to settlement. Buyer and Seller acknowledge that Brokers' only role in this transaction is to provide real estate advice to Broker's respective client and/or customer and real estate information to the parties. For all other advice or information that may affect this transaction including, but not limited to, financial and legal advice, the parties shall rely on other professionals.

27. MAINTENANCE. Until the Possession Date, Seller shall maintain the Property and all aspects thereof including, but not limited to, the following: heating; air conditioning; electrical; roofs; solar; septic systems; well and well equipment; gutters and downspouts; sprinklers; plumbing systems, including the water heater; pool and spa systems; appliances; and other mechanical apparatuses. **IF UTILITIES ARE ON AS OF THE DATE OF ACCEPTANCE, SELLER SHALL MAINTAIN UTILITIES THROUGH POSSESSION DATE (Para. 12) OR DATE OTHERWISE STATED IN AN OCCUPANCY AGREEMENT. IT IS THE BUYER'S RESPONSIBILITY TO ARRANGE TO TRANSFER UTILITIES INTO BUYER'S NAME ON POSSESSION DATE OR DATE OTHERWISE STATED IN AN OCCUPANCY AGREEMENT.** Seller shall deliver the Property, all of the foregoing, and all other aspects thereof to Buyer in the same condition as of the Date of Acceptance, reasonable wear and tear excepted. The following items are specifically excluded from the above:

____

____

28. PRE-CLOSING WALK-THROUGH. Within 7 **days** prior to Settlement/Signing Date, Seller shall allow reasonable access to conduct a walk-through of the Property for the purpose of satisfying Buyer that any corrections or repairs agreed to by the Seller have been completed, warranted items are in working condition and the Property is in the same condition as on the Date of Acceptance, reasonable wear and tear excepted. NMAR Form 5110 - Walk-Through Statement. Notwithstanding the foregoing, if the Property is not in the same condition as of the Date of Acceptance due to fire or other causality, see Risk of Loss Paragraph.

29. RISK OF LOSS. Prior to the Funding Date, Seller shall bear the risk of fire or other casualty. In the event of loss, Seller shall provide Buyer written notification of the loss and indicate if insurance coverage is available for the loss within **three (3) days** from loss ("Seller's Notification")**.** Buyer shall have the following options to be exercised within **three (3) days** from Seller's Notification: Buyer may terminate this Agreement and receive a refund of all Earnest Money delivered; or Buyer may elect to delay their decision until they receive written notification from Seller of the amount of insurance proceeds available ("Insurance Notification"). In the event Buyer elects to first receive the Insurance Notification, Seller shall work diligently with their insurance company to determine the amount of coverage and Buyer shall have **three (3) days** from receipt of Insurance Notification to: 1) terminate this Agreement and receive a refund of all Earnest Money delivered, or 2) to close and receive an assignment of Seller's portion of the insurance proceeds at the Funding Date. If at any point Buyer fails to timely notify Seller of Buyer's election, Buyer shall be deemed to have elected to proceed to Closing and receive an assignment of insurance proceeds, if any. The parties agree that the Closing date shall automatically be extended as necessary to allow Buyer time to exercise their rights under this paragraph.

30. CONSENT TO THE ELECTRONIC TRANSMISSION OF DOCUMENTS AND TO THE USE OF ELECTRONIC SIGNATURES. The parties ✔ do ☐ do not consent to conduct any business related to and/or required under this Agreement by electronic means including, but not limited to, the receipt of electronic records and the use of electronic signatures. Subject to applicable law, electronic signatures shall have the same legal validity and effect as original hand-written signatures. Nothing herein prohibits the parties from conducting business by non-electronic means. If a party has consented to receive records electronically and/or to the use of electronic signatures, that party may withdraw consent at any point in the transaction by delivering written notice to the other party.

31. ASSIGNMENT. Buyer ✔ may ☐ may not sell, assign or transfer the Buyer's rights or obligations under this Agreement, or any interest herein. In the event of a Buyer's Assignment, Buyer expressly acknowledges and agrees that notwithstanding

language to the contrary in any assignment, Buyer shall remain liable under this Purchase Agreement and perform all of the condition and obligations in this Purchase Agreement.

32. HEIRS AND ASSIGNS. This Agreement shall apply to, be binding upon and enforceable against and inure to the benefit of the parties hereto and their respective representatives, successors, permitted assigns, heirs and estates.

33. DEFINITIONS. The following terms as used herein shall have the following meanings:

A. APPRAISAL: current estimated market value of the Property as determined by a licensed real estate appraiser. If Buyer is obtaining a loan, the term refers to an appraisal conducted by an appraiser approved by the lender.

B. BROKER: includes the Buyer's and Seller's Brokers.

C. DATE: If a specific **DATE** is stated as a deadline in this Agreement, then that date **IS** the **FINAL** day for performance; and if that specific date falls on a Saturday, Sunday or a legal Holiday, the date **does not** extend to the next business day.

D. DATE OF ACCEPTANCE: date this Agreement is fully executed and delivered.

E. DAY(S): determined on a "calendar day" basis and if the **FINAL** day for performance falls on a Saturday, Sunday or legal Holiday, the time therefore shall be extended to the next business day. Legal Holidays are described as New Year's Day, Martin Luther King Jr.'s Birthday, President's Day, Memorial Day, Juneteenth, Independence Day, Labor Day, Columbus Day/Indigenous Peoples Day, Veteran's Day, Thanksgiving Day and Christmas.

F. DELIVER(ED): by any method where there is evidence of delivery. In the event the parties have agreed to electronic transmission of documents, a facsimile or e-mail transmission of a copy of this or any related document shall constitute delivery of that document. When an item is delivered to the real estate Broker who represents the Buyer or Seller, it is considered delivered to the Buyer or Seller respectively, except if the same Broker represents both Buyer and Seller, in which case, delivery must be made to the Buyer or Seller, as applicable.

G. DEADLINES: any "deadline(s)" can be expressed either as a calendar date or as a number of days.

H. ELECTRONIC/ELECTRONIC RECORD: relating to technology having electrical, digital, magnetic, wireless, telephonic, optical, electromagnetic or similar capabilities and includes, but is not limited to, facsimile and e-mail; a record created, generated, sent, communicated, received or stored by electronic means.

I. ELECTRONIC SIGNATURE: an electronic sound, symbol or process attached to or logically associated with a record and executed or adopted by a person with the intent to sign the record.

J. EXPIRATION DATE: means the date the party is revoking their offer or counteroffer. An offer is no longer capable of acceptance after it expires, consequently, if the party intends to accept the offer or counteroffer, it must be accepted before the Expiration Date. If a party intends to make a counteroffer, it does not need to be made by the Expiration Date because a counteroffer serves as both a rejection of the original offer (or counteroffer) AND as a new offer.

K. FIXTURE: an article which was once Personal Property, but which has now become a part of the Property because the article has been fastened or affixed to the Property. Fastened/affixed means that removal of the article causes damage to the real property, even if such damage is minor and/or can be repaired. If a unit contains components, some of which are Fixtures and some of which are Personal Property, and a Fixture component of the unit relies on one or more Personal Property components to function as it is intended to do so, then **ALL** components together are considered a Fixture and shall remain together, unless otherwise provided herein.

L. MASCULINE: includes the feminine.

M. PERSONAL PROPERTY: a moveable article that is NOT affixed/attached to the Property.

N. RESOLUTION: a written agreement between the parties regarding how all Buyers' objections shall be resolved.

O. SINGULAR: includes the plural.

P. STANDARD EXCEPTIONS: those common risks as set forth in the title commitment for which the title insurance policy does NOT provide coverage. These exceptions are matters outside the Title Company's search and special requirements must be met in order to delete them and provide the insured with the additional/extended coverage.

34. FLOOD HAZARD ZONE. If the Property is located in an area which is designated as a special flood hazard area, Buyer may be required to purchase flood insurance in order to obtain a loan secured by the Property from any federally regulated financial institution or a loan insured or guaranteed by an agency of the U.S. Government.

35. MEDIATION. If a dispute arises between the parties relating to this Agreement, the parties shall submit the dispute to mediation, jointly appoint a mediator and share equally in the costs of the mediation. If a mediator cannot be agreed upon or mediation is unsuccessful, the parties may enforce their rights under this Agreement in any manner provided by law. NMAR Form 5118 - Information Sheet - Mediation Information for Clients and Customers.

36. EARNEST MONEY DISTRIBUTION. Generally, title or escrow companies will not release Earnest Money without first receiving either an Earnest Money Distribution Agreement signed by all parties to this Agreement (NMAR Form 5105B – Earnest Money – Consent to Distribution) or a judgment from a court. If the parties cannot come to an agreement on how the Earnest Money shall be distributed, the Mediation Paragraph shall apply. If the parties cannot reach a resolution through mediation and proceed to litigation, at the conclusion of litigation the court will issue a judgment apportioning Earnest Money. Also, the title or escrow company holding the Earnest Money has the option of filing an Interpleader Action, which will force Buyer and Seller into litigation. NMAR Form 2310 – Information Sheet - Earnest Money Dispute

37. DEFAULT, NOTICE AND OPPORTUNITY TO CURE. Time is of the essence. Except as otherwise noted herein, any default under this Agreement shall be treated as a material default, regardless of whether the party's action or inaction is specifically classified as a default herein.

A. Deadline Defaults. In the event a party fails to perform by a specified deadline, the non-defaulting party shall provide written notice to the defaulting party of the nature and extent of the Deadline Default ("Notice"). NMAR Form 2112 - Notification of Deadline; Default and Opportunity to Cure. The defaulting party shall have **two (2) days** from receipt of the Notice to Cure the Deadline Default ("Opportunity to Cure"). If after Notice and Opportunity to Cure, the defaulting party fails to cure the Deadline Default, the non-defaulting party may elect to cease further performance under this Agreement. In this event, the non-defaulting party may retain the Earnest Money and pursue any additional remedies allowable by law. In the alternative, the non-defaulting party may elect to waive the Deadline Default, in which case, both parties remain responsible for all obligations and retain all rights and remedies available under this Agreement.

B. Other Defaults. The requirement to provide Notice and Opportunity to Cure only applies to defaults with specific deadlines for performance. For all other defaults, the non-defaulting party may elect to cease further performance under this Agreement without Notice and Opportunity to Cure and to retain the Earnest Money and pursue any additional remedies allowable by law. In the alternative, the non-defaulting party may elect to waive the default, in which case, both parties remain responsible for all obligations and retain all rights and remedies available under this Agreement.

38. ATTORNEY FEES AND COSTS. Should any aspect of this Agreement result in arbitration or litigation, the prevailing party of such action shall be entitled to an award of reasonable attorneys' fees and court costs.

39. FAIR HOUSING. Buyer and Seller understand that the Fair Housing Act and the New Mexico Human Rights Act prohibit discrimination in the sale or financing of housing on the basis of race, age (this covers protection for people with children under age 18 and pregnant women), color, religion, sex, sexual orientation, gender identity, familial status, spousal affiliation, physical or mental handicap, national origin or ancestry.

40. COUNTERPARTS. This agreement may be executed in one or more counterparts, each of which is deemed to be an original, and all of which shall together constitute one and the same instrument.

41. GOVERNING LAW AND VENUE. This Agreement is to be construed in accordance with and governed by the internal laws of the State of New Mexico without giving effect to any choice-of-law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New Mexico to the rights and duties of the parties. Each party hereby irrevocably consents to the jurisdiction and venue of the state and federal courts located in the county in which the Property or any portion of the Property is located in connection with any claim, action, suit, or proceeding relating to this Agreement and agrees that all suits or proceedings relating to this Agreement shall be brought only in such courts.

42. SEVERABILITY. If any portion of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall remain in full force and effect.

43. MULTIPLE BUYERS. Each Buyer to this Agreement is jointly and severally liable for all obligations under this Agreement. In the event any Buyer should be unable to perform under this Agreement (due to death or incapacity), the remaining Buyer(s) shall continue to be obligated under this Agreement.

44. AUTHORITY OF SIGNORS. If Buyer or Seller is a corporation, partnership, estate, trust, limited liability company or other entity, the person signing this Agreement on its behalf warrants their authority to do so and to bind the Buyer or Seller for which they are signing.

45. BUYER AND SELLER AUTHORIZATIONS. Unless otherwise instructed in writing, with respect to the real estate transaction that is the subject of this Agreement, Seller and Buyer hereby authorize the following: the Title Company, lender, Escrow Agent and their representatives to provide a copy of any and all loan estimates, Closing disclosures, other settlement statements and title documents to the Seller's and Buyer's respective Brokers; the Title Company to deliver any Title Company generated settlement statement(s), in its entirety (Seller and Buyer's information) to both the Seller and Buyer and their respective Brokers; and their respective Broker to be present for the Closing.

46. SURVIVAL OF OBLIGATIONS.

A. The following paragraphs shall survive Closing of the Property: 2, 6, 12, 13, 15, 16, 18, 19(I), 22, 24, 27, 29, 32, 35, 38, 41, 42, 43 and 46-49.

B. Unless otherwise noted on the Termination Agreement or the Earnest Money Consent to Distribution, the following provisions and paragraphs shall survive termination of this Agreement: any provision requiring a party to pay for a document inspection, appraisal, survey or ILR; Buyer's obligation to deliver the entire inspection report in accordance with Para. 22 upon written request from Seller; the requirement that the parties sign an Earnest Money Consent to Distribution in accordance with Para. 23; and Paragraphs: 4, 5, 24, 32, 35, 36, 38, 41, 42, 43, and 46-49.

47. FORCE MAJEURE. Buyer or Seller shall not be required to perform any obligation under this Agreement or be liable to each other for damages so long as performance or non-performance of the obligation or the availability of services, insurance or required approvals essential to Closing, is disrupted, delayed, caused or prevented by Force Majeure. "Force Majeure"

means: hurricanes, floods, extreme weather, earthquakes, fire, or other acts of God, unusual transportation delays, wars, insurrections, acts of terrorism, pandemics or diseases or any governmental authority taken in response to a pandemic. All time periods, including the Closing Date, will be extended up to 10 days after the Force Majeure no longer prevents performance under this Agreement, provided, however, if such Force Majeure continues to prevent performance under this Agreement more than 30 days beyond the Settlement/Signing Date, then either party may terminate this Agreement by delivering written notice to the other and any Earnest Money deposit shall be refunded to Buyer. This provision applies whether or not the underlying applicable event is foreseeable at the time of execution of this Agreement.

48. **SIGNIFICANCE OF INITIALS.** Initials signify that the Buyer and/or Seller has reviewed and understands the page or section; initials do not signify acceptance of the terms on the page or in the section. **By their signature hereto, the parties represent that they have reviewed, understand, accept and agree to the terms contained in this Agreement.**

49. **ACCEPTANCE, ENTIRE AGREEMENT, ADDENDUMS IN WRITING.** This offer is not considered accepted until fully executed by the Seller and delivered to the Buyer. Once fully executed and delivered, the parties have a legally binding contract. This Agreement, together with the following addenda and any exhibits referred to in this Agreement, contains the entire Agreement of the parties and supersedes all prior agreements with respect to the Property, which are not expressly set forth herein. **All exhibits and addenda to this Agreement are incorporated into this Agreement as operative provisions unless otherwise stated in a counteroffer or subsequent addendum.**

THIS AGREEMENT MAY BE MODIFIED ONLY BY *WRITTEN AGREEMENT* OF THE PARTIES.

- ☐ Addendum to Purchase Agreement – Back Up Offer (NMAR Form 1530)
- ✔ Addendum No. (NMAR Form 5101 or 2300)
- ☐ Buyer's Closing & Funding Sale Contingency (NMAR Form 2503A)
- ☐ Buyer's Sale Contingency Addendum (NMAR Form 2503)
- ☐ Escalation Clause Addendum (NMAR Form 2111)
- ☐ Estimated Property Tax Levy
- ☐ Lead-Based Paint Addendum (NMAR Form 5112)
- ☐ Other ______
- ☐ Mortgage/Deed of Trust Addendum (NMAR Form 2507)
- ☐ Occupancy Agreement – Buyer/Seller (NMAR 2201/2202)
- ☐ Real Estate Contract Addendum (NMAR Form 2402)
- ☐ Residential Resale Condominium Addendum (NMAR Form 2302)
- ☐ Septic System Contingency Addendum (NMAR Form 5120A)
- ✔ Inspection and Observation Waiver Addendum (NMAR Form 5140)
- ☐ Price Modification/Seller Credits Addendum (NMAR Form 2101)
- ✔ Other Buyer addendum

50. **EXPIRATION OF OFFER.** This offer shall expire unless acceptance is delivered in writing to Buyer or Buyer's Broker on or before 03/11/2025, at 5.00 ☐ a.m. ✔ p.m. Mountain Time. NOTE: UNTIL SELLER ACCEPTS THIS OFFER AND DELIVERS THE FULLY EXECUTED AGREEMENT, BUYER MAY WITHDRAW THIS OFFER AT ANY TIME.

ATTENTION BUYERS AND SELLERS

- **OBLIGATIONS/RESPONSIBILITIES SET FORTH HEREIN. Unless otherwise noted on Cover Page II, the Brokers involved in this sale are working as transaction brokers. This means, in part, that the obligations and responsibilities set forth in this Purchase Agreement are those of the parties to the Purchase Agreement and not of the Brokers.**
- **AVAILABILITY OF INSPECTORS. Buyers are encouraged to determine the availability of home and other inspectors the Buyer intends to engage PRIOR TO entering into this Agreement. Events may impact the availability of home and other inspectors and vendors needed to conduct inspections and/or repairs. The parties should be aware of this when setting deadlines for inspections and repairs and are expected to deviate from their primary selection(s) of inspectors and/or vendor(s) when necessary to meet the inspection and repair deadlines in this Agreement.**

NEW MEXICO ASSOCIATION OF REALTORS® — 2025 PURCHASE AGREEMENT – RESIDENTIAL RESALE

ATTENTION BUYERS AND SELLERS

WIRE FRAUD ALERT

- **Criminals are hacking email accounts of real estate Brokers, title companies, settlement attorneys and others, resulting in fraudulent wire instructions being used to divert funds to the account of the criminal.**
- **The emails look legitimate, but they are not.**
- **Buyer and Seller are advised not to wire any funds without personally speaking with the intended recipient of the wire to confirm the routing number and the account number.**
- **Buyer and Seller should NOT send personal information such as social security numbers, bank account numbers and credit card numbers except through secured email or personal delivery to the intended recipient.**

OFFER BY BUYER

BUYER ACKNOWLEDGES THAT BUYER HAS READ THE ENTIRE PURCHASE AGREEMENT AND UNDERSTANDS THE PROVISIONS THEREOF.

Buyer Signature	Printed Name	Offer Date	Time
Jeff Talbert on behalf of Arrived Fund Manager LLC. and/or Assigns	Jeff Talbert on behalf of Arrived Fund Manager LLC. and/or Assigns	Oct 29 2025	15:39 EDT

Buyer Signature | Printed Name | Offer Date | Time

If additional signature lines are needed, please use NMAR Form 1150 – Signature Addendum

SELLER'S RESPONSE

SELLER ACKNOWLEDGES THAT SELLER HAS READ THIS ENTIRE AGREEMENT AND UNDERSTANDS THE PROVISIONS HEREOF. ***(SELLER SHOULD SELECT ONE):***

ACCEPTANCE

- **SELLER ACCEPTS** this Offer and **AGREES** to sell the Property for the price and on the terms and conditions specified in this Agreement. **IF SELLER IS ACCEPTING THIS OFFER, SELLER SHOULD INITIAL ALL PAGES AND SIGN BELOW.**

SELLER(S)

Seller Signature | Printed Name | Date | Time

Seller Signature | Printed Name | Date | Time

If additional signature lines are needed, please use NMAR Form 1150 – Signature Addendum

COUNTEROFFER

- **SELLER REJECTS** and submits a **Counteroffer.** NMAR 5102 or NMAR 2111B

IF SELLER IS REJECTING THIS OFFER AND SUBMITTING A COUNTEROFFER, SELLER SHOULD NOT SIGN THIS AGREEMENT, BUT SHOULD INITIAL ALL PAGES AND INITIAL BELOW.

SELLER(S) HH

NOTIFICATION OF MULTIPLE OFFERS

- **SELLER REJECTS** and submits a **Notification of Multiple Offers.** NMAR 5103 – Notification of Multiple Offers

IF SELLER IS REJECTING THIS OFFER AND SUBMITTING A NOTIFICATION OF MULTIPLE OFFERS, SELLER SHOULD NOT SIGN THIS AGREEMENT AND DOES NOT NEED TO INITIAL ANY /ALL PAGES BUT SHOULD INITIAL BELOW.

SELLER(S) ____________________

REJECTION

- **SELLER REJECTS THIS OFFER.**

IF SELLER IS REJECTING THIS OFFER, SELLER SHOULD NOT SIGN THIS AGREEMENT AND DOES NOT NEED TO INITIAL ANY/ALL PAGES BUT SHOULD INITIAL BELOW.

SELLER(S) ____________________

REALTOR®

NEW MEXICO ASSOCIATION OF REALTORS® — 2025
PURCHASE AGREEMENT – RESIDENTIAL RESALE

EQUAL HOUSING OPPORTUNITY

INDEX